UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2013

Resource Capital Corp.

(Exact name of registrant as specified in its chapter)

Maryland	1-32733	20-2287134
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

712 Fifth Avenue, 12th Floor
New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 215-546-5005

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

RCC Real Estate SPE 5, LLC (“SPE 5”), an indirect wholly-owned subsidiary of Resource Capital Corp. (the “Company”), entered into a $200,000,000 Master Repurchase Agreement dated as of July 19, 2013 with Deutsche Bank AG, Cayman Islands Branch (“DB”), to be used to finance the Company’s core commercial real estate lending business (the “Repurchase Facility”). Each repurchase transaction specifies its own terms, such as identification of the assets subject to the transaction, sale price, repurchase price and rate. The financing provided by the Repurchase Facility matures July 19, 2014, subject to two one-year extensions at the option of SPE 5 and subject further to the right of SPE 5 to repurchase the assets held in the facility earlier. The Company paid a structuring fee of 0.25% of the maximum facility amount, as well as other reasonable closing costs.

The Repurchase Facility contains provisions that provide DB with certain rights if certain credit events have occurred with respect to one or more assets financed on the Repurchase Facility to either repay a portion of the advance on such asset(s) or repay such advance in full (by repurchase of such asset(s)). Depending on the nature of the credit event, such repayment may be required notwithstanding the availability of interest and principal payments from assets financed on the Repurchase Facility, or may only be required to the extent of the availability of such payments.

In connection with the Repurchase Facility, the Company fully guaranteed all payments and performance under the Repurchase Facility pursuant to a guaranty agreement.

The Repurchase Facility contains events of default (subject to certain materiality thresholds and grace periods) customary for this type of financing arrangement, including but not limited to: payment defaults; bankruptcy or insolvency proceedings; a change of control of SPE 5 or the Company; breaches of covenants and/or certain representations and warranties; performance defaults by the Company; a judgment in an amount greater than $100,000 against SPE 5 or $5,000,000 in the aggregate against the Company; or a default involving the failure to pay or acceleration of a monetary obligation in excess of $100,000 of SPE 5 or $5,000,000 of the Company. The remedies for such events of default are also customary for this type of transaction and include the acceleration of the principal amount outstanding under the Repurchase Facility and the liquidation by DB of assets then subject to the Repurchase Facility.

The foregoing description of the Repurchase Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Repurchase Facility and the Company’s guaranty, which have been filed with this Current Report on Form 8-K as Exhibits 99.1 and 99.2.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Master Repurchase Agreement by and among RCC Real Estate SPE 5, LLC, as Master Seller, and Deutsche Bank AG, Cayman Islands Branch, as Buyer, dated as of July 19, 2013.

99.2	Guaranty made by Resource Capital Corp. as guarantor, for the benefit of Deutsche Bank AG, Cayman Islands Branch, dated as of July 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Resource Capital Corp.

Dated: July 25, 2013	By:	/s/ David J. Bryant
David J. Bryant
Chief Financial Officer